ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                              NICKLEBY'S.COM, INC.

     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the Corporation is Nickleby's.com, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted on January 13, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

     _________      No shares have been issued or Directors  Elected - Action by
Incorporators

     _________      No shares have been issued but Directors Elected - Action by
Directors

     _________      Such  amendment was adopted by the board of directors  where shares have been issued.

     ____X____      Such  amendment  was adopted by a vote of the  shareholders.
The number of shares voted for the amendment was  sufficient  for approval.


     Article I of the Articles of Incorporation shall be amended so that, as amended, Article I reads in its entirety as follows:

                                    ARTICLE I
                                      NAME

            The name of the corporation shall be: Nicklebys.com, Inc.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

     If these amendments are to have a delayed effective date, please list that date: Not applicable.

            (Not to exceed ninety (90) days from the date of filing)

                                  NICKLEBY'S.COM, INC.


Dated:  January 22, 1999          By: /s/ Scott M. Thornock
                                      ------------------------------------------
                                                    Scott M. Thornock, President

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